Exhibit FS-2

                                 AGL RESOURCES INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENT OF CONSOLIDATED INCOME FOR THE TWELVE MONTHS ENDED
                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                          AGL Resources            VNG
                                          Twelve Months       Twelve Months
                                              Ended               Ended
                                        September 30, 1999  December 31, 1999   Pro Forma          Pro Forma
                                          (as reported)       (as reported)    Adjustments         Combined
                                        --------------------------------------------------        -----------
Operating revenues                        $     1,068.6       $      202.8                        $     1,271
Cost of sales                                     544.7               99.4                              644.1
                                          -------------       ------------                        -----------
   Operating margin                               523.9              103.4                              627.3

Operation & Maintenance Expense                   266.1               53.5                              319.6
Depreciation and amortization                        79                 14      $     0.3   A            97.1
                                                                                      3.9   I
Taxes other than income taxes                      24.4               10.4            -                  34.8
                                          -------------       ------------      ---------         -----------
   Operating Income                               154.6               25.4           (4.2)              175.8

Other income (loss)                                18.0               (4.6)                              13.4

Interest expense, net                              53.0                9.2           (9.2)  A            97.5
                                                                                     44.7   A
                                                                                      0.4   G
                                                                                     (0.6)  K

Preferred stock dividends                           6.1                -              -                   6.1
                                          -------------       ------------      ---------         -----------

Pre tax income                                    113.5               11.6          (39.6)               85.5

Income taxes                                       39.1                4.8          (15.9)  I            28.0
                                          -------------       ------------      ---------         -----------

Net income                                $        74.4       $        6.8      $   (23.7)        $      57.5
                                          =============       ============      =========         ===========

Earnings per common share
   Basic                                  $        1.30                                           $      1.00
                                          =============                                           ===========
   Diluted                                       $ 1.29                                           $      1.00
                                          =============                                           ===========

Weighted average number of common shares outstanding
   Basic                                           57.4                                                  57.4
                                          =============                                           ===========
   Diluted                                         57.4                                                  57.4
                                          =============                                           ===========